                                                                  Exhibit 10.107

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this "Agreement") is made this 19th day of February, 2002, by ARV ASSISTED LIVING, INC., a Delaware corporation ("Guarantor"), to and for the benefit of RED MORTGAGE CAPITAL, INC., an Ohio corporation ("Lender").

                                R E C I T A L S

     WHEREAS, Lender has previously made a loan (the "Loan") to Retirement Inns III, LLC, a Delaware limited liability company ("Borrower"), in the principal sum of Eight Million Two Hundred Nine Thousand Nine Hundred Dollars ($8,209,900) evidenced by that certain Multifamily Note dated June 27, 1999, issued by Borrower to the order of Lender (the "Original Note"), as amended by that certain First Amendment to Multifamily Note dated December 28, 2000 between Borrower and Lender (the "First Amendment to Note" and together with the Original Note, the "Existing Note"), as further amended by that certain Second Amendment to Multifamily Note dated as of even date herewith between Borrower and Lender (the "Second Amendment to Note") (the Original Note, as amended by the First Amendment to Note and the Second Amendment to Note, is herein called the "Note"), secured in part, by that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of June 27, 1999 by the Borrower for the benefit of Lender (the "Original Deed of Trust"), recorded among the Official Records of Ventura County, California (the "Land Records") on June 28, 1999 as Instrument No. 99-122405, as amended by that certain Amendment to Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of August 31, 1999 between Borrower and Lender (the "First Amendment to Deed of Trust"), recorded among the Land Records on September 10, 1999 as Instrument No. 99-173435, as affected by that certain Confirmatory Assignment of Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of December 12, 2000, effective as of October 2, 2000, by Banc One Capital Funding Corporation, an Ohio corporation to Provident Mortgage Capital, Inc., now known as Red Mortgage Capital, Inc. (the "Confirmatory Assignment", and together with the Original Deed of Trust and the First Amendment to Deed of Trust, the "Existing Deed of Trust"), recorded among the Land Records on January 31, 2001 as Instrument No. 2001-0018605-00, as further amended by that certain Second Amendment to Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of even date herewith between Borrower and Lender (the "Second Amendment to Deed of Trust"), recorded among the Land Records simultaneously with the execution of this Agreement (the Existing Deed of Trust, as amended by the Second Amendment to Deed of Trust, is herein called the "Deed of Trust"); and

     WHEREAS, Borrower has requested and Lender has agreed pursuant to the terms and conditions of that certain Master Modification Agreement dated as of the date hereof by and among the Borrower, the Lender and the Guarantor (the "Modification Agreement") to (i) increase the principal sum of the Loan to $11,980,000 (the "Increase"), (ii) extend the Maturity Date (as defined in the Existing Note) of the Loan to July 1, 2003 (the "Extension") and (iii) change the interest rate of the Loan to 8.50% (the "Rate Change"); and

     WHEREAS, Guarantor is the parent company of Borrower and has obtained material benefits from the Loan and will obtain material benefits from the Loan as increased, extended and otherwise amended pursuant to the Modification Agreement; and

     WHEREAS, Lender has required that Guarantor guaranty a portion of the Loan pursuant to the terms of this Agreement as a condition to agreeing to the Increase, the Extension and the Rate Change, and entering into the Modification Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual entry of the Modification Agreement by the parties thereto, the Increase, the Extension, the Rate Change and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Lender hereby agree as follows:

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.1. Definitions. All capitalized terms which are not specifically defined in this Agreement shall have the meanings assigned to such terms in the Deed of Trust. In addition, the terms defined in the Preamble and Recitals hereto and elsewhere herein shall have the respective meanings specified therein or elsewhere herein, and the following terms shall have the following meanings:

     "ARVP III" means American Retirement Villas Properties III, L.P., a California limited partnership.

     "ARVP III Pledge Agreement" means that certain American Retirement Villas Properties III, L.P. Partnership Interest Pledge Agreement dated as of the date hereof by Guarantor to and for the benefit of Lender.

     "Cash Collateral Agreement" means that certain Cash Collateral Pledge Agreement dated as of the date hereof by Borrower for the benefit of Lender.

     "Collateral" means (a) (i) the partnership unit certificates of ARV PIII and SGRV now owned or in the future acquired by Guarantor, (ii) any (if any) certificates representing or evidencing the partnership units of ARVP III and SGRV owned by Guarantor, (iii) any and all other property which may be delivered to or held by Lender pursuant to the provisions of the ARV PIII Pledge Agreement and the SGRV Pledge Agreement, and (iv) subject to the provisions of the ARV PIII Pledge Agreement and the SGRV Pledge Agreement, all payments of principal or interest, distributions, dividends, cash, income, profits instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of, the partnership units of ARV PIII and SGRV owned by Guarantor, and (v) subject to the provisions of the ARV PIII Pledge Agreement and the SGRV Pledge Agreement, any and all voting and other rights, powers and privileges accruing or incidental to an owner of the partnership units of ARV PIII or SGRV and the other property referred to in clauses (i) through (iv); and
(b) all cash and non-cash proceeds and products of the portion of the Collateral described in clause (a) above.

     "Enforcement Costs" means any and all funds, costs, expenses and charges of any nature whatsoever (including, without limitation, attorney's fees and expenses) advanced, paid or incurred by or on behalf of Lender under or in connection with the administration or enforcement of this Agreement, including, without limitation, (a) the compliance of Guarantor with any covenant, warranty, representation or agreement of Guarantor made in or pursuant to this Agreement or any of the other Loan Documents, and (b) the exercise, preservation, maintenance, protection, operation, management, enforcement, collection, sale or other disposition of, or realization upon, this Agreement, all or any part of the Collateral and the rights and remedies of Lender hereunder, under applicable law and otherwise.

     "Event of Default" has the meaning set forth in Article V.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity or person exercising applicable executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, administration, official, service or other instrumentality of the United States of America, of any state within the United States of America, of any territory or possession of the United States of America, of the District of Columbia, of any municipality within the United States of America, or of any other governmental entity.

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien, encumbrance, pledge, or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     "Loan Documents" shall have the meaning set forth in the Modification Agreement.

     "Obligations" means collectively and includes (i) all present and future liabilities and obligations of any kind and nature whatsoever of Borrower to Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with, the Loan, (ii) the Note and any extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, and/or (iii) the other Loan Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, enforcement costs and other costs and expenses, whether direct, contingent joint, several, joint and several, matured or unmatured, and (iv) any other financing or other financial arrangement provided by Lender to Borrower. In addition, Obligations shall include all Enforcement Costs hereunder.

     "Person" or "person" means and includes an individual, a company, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a Governmental Authority or any other entity.

     "SGRV" means San Gabriel Retirement Villa, L.P., a California limited partnership.

     "SGRV Pledge Agreement" means that certain San Gabriel Retirement Villa Partnership Interest Pledge Agreement dated as of the date hereof by Guarantor to and for the benefit of Lender.

     "UCC" means the Uniform Commercial Code as in effect in the State of California.

     SECTION 1.2. Rules of Construction. Unless otherwise defined herein and unless the context otherwise requires, all terms used herein which are defined by the UCC shall have the same meanings assigned to them by the UCC unless and to the extent varied by this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule, and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

                                   ARTICLE II

                                  THE GUARANTY

     SECTION 2.1. The Guaranty. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender the due and punctual payment in full (and not merely the collectibility) of the Obligations; provided, however, that absent fraud or willful misconduct on behalf of Guarantor, Lender's sole right of recourse against Guarantor shall be against the Collateral in an amount not to exceed $1,000,000. The guaranty of Guarantor under this Agreement is a guaranty of payment and performance and not merely of collection or enforceability and shall remain in full force and effect until all of the Obligations are indefeasibly paid in full. Guarantor agrees that:

               (a) The obligations of Guarantor under this Agreement shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Guarantor shall be liable even if Borrower had no liability at the time of execution of the Note or any other Loan Document, or thereafter ceases to be liable. Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Guarantor's liability may be larger in amount and more burdensome than that of Borrower. Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and agrees that Guarantor's obligations shall not be affected by any circumstances, whether or not referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Obligations, presentment, demand for payment, protest, all notices with respect to the Note and this Agreement which may be required by statute, rule of law or otherwise to preserve Lender's rights against Guarantor under this Agreement, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Guarantor also waives, to the fullest extent permitted by law, all rights to require Lender to (i) proceed against Borrower, (ii) if Borrower is a partnership, proceed against any general partner of Borrower, (iii) proceed against or exhaust any collateral held by Lender to secure the repayment of the Obligations, or (iv) pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

               (b) Guarantor understands that the exercise by Lender of certain rights and remedies afforded Lender in other Loan Documents may affect or eliminate Guarantor's right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Agreement. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Agreement shall be absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if Guarantor had not given this waiver, would otherwise limit Guarantor's liability after a nonjudicial foreclosure sale to the difference between the obligations of Guarantor under this Agreement and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if Guarantor had not given this waiver, would otherwise limit Lender's right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the ARV PIII Pledge Agreement or the SGRV Pledge Agreement, whether by the exercise of the power of sale contained in the ARV PIII Pledge Agreement or the SGRV Pledge Agreement or by an action for judicial foreclosure, Guarantor shall remain bound under this Agreement.

                  (c) In accordance with California Civil Code Section 2856, Guarantor also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Obligations) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Agreement) to proceed against Borrower for reimbursement, or both, by operation of California Code of Civil Procedure Section 580d or otherwise.

                  (d) In accordance with California Civil Code Section 2856, Guarantor waives any and all other rights and defenses available to Guarantor by reason of California Civil Code Sections 2787 through 2855, inclusive, including any and all rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to any of the obligations of Guarantor under this Agreement pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower's Obligations, including California Code of Civil Procedure Sections 580a, 580b, 580d, and 726.

                    (e) In accordance with California Civil Code Section 2856, Guarantor agrees to withhold the exercise of any and all subrogation and reimbursement rights against Borrower, against any other person, and against any collateral or security for the Obligations, including any such rights pursuant to California Civil Code Sections 2847 and 2848, until the Obligations have been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security.

                    (f) At any time or from time to time and any number of times, without notice to Guarantor and without affecting the liability of Guarantor, (i) the time for payment of the principal of or interest on the Obligations may be extended or the Obligations may be renewed in whole or in part; (ii) the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (iii) the maturity of the Obligations may be accelerated as provided in the Note or any other Loan Document; (iv) the Note or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (v) any security for the Obligations may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Obligations.

                    (g) If more than one person executes this Agreement, the obligations of those persons under this Agreement shall be joint and several. Lender, in its discretion, may (i) bring suit against Guarantor, or any one or more of the persons constituting Guarantor, jointly and severally, or against any one or more of them; (ii) compromise or settle with any one or more of the persons constituting Guarantor, or any other obligor of the Obligations, including Borrower, for such consideration as Lender may deem proper; (iii) release one or more of the persons constituting Guarantor, or any other obligor of the Obligations, including Borrower, from liability; and (iv) otherwise deal with Guarantor and any other obligor of the obligations, including Borrower, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Agreement. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Guarantor with respect to any other obligor of the Obligations.

                    (h) Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Obligations and any such indebtedness of Borrower shall be collected, enforced and received by

                  Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Agreement.

                  (i) Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Agreement, whether such right or claim arises at law or in equity or under any contract or statute, until the Obligations have been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Obligations could be deemed a preference under the United States Bankruptcy Code.

                  (j) If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Agreement. It is the intention of Lender and Guarantor that Guarantor's obligations under this Agreement shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Guarantor represents and warrants to Lender that the following statements are true, correct and complete:

     SECTION 3.1. Authority. Guarantor has full power and authority to guaranty the Obligations of Borrower under the Note and to execute, deliver and perform the obligations of Guarantor in accordance with the terms of this Agreement without the consent or approval of any Person other than any consent or approval which has been obtained.

     SECTION 3.2. Review of Documents; Financial Statements; Taxes Etc. (a) Guarantor has or has had an opportunity to examine the Loan Documents existing on the date hereof, (b) Guarantor has a direct or indirect financial interest in Borrower and the Loan to Borrower by the Lender will result in financial benefits to the Guarantor, (c) the most recent financial statements of Guarantor heretofore furnished to the Lender correctly and accurately present the financial condition of Guarantor as of the date of such financial statement in all material respects, and no material adverse change in the financial condition of Guarantor has occurred since the date of such financial statement, (d) Guarantor has filed, or has obtained extensions for the filing of, all federal, state and local tax returns required to be filed by Guarantor, and has paid all taxes shown as due on such returns, and (e) this Agreement constitutes the valid and binding obligation of Guarantor enforceable in accordance with its terms.

     SECTION 3.3. Survival. All representations and warranties contained in or made under or in connection with this Agreement (a) shall survive the execution, delivery and performance of this Agreement, and (b) shall be true, correct and complete at all times during which any of the Obligations (or commitments therefor) are outstanding with the same effect as if such representations and warranties had been made at such times.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1. Further Assurances. Guarantor covenants and agrees with Lender that Guarantor shall, from time to time, at its expense, execute, deliver, acknowledge and cause to be duly filed, recorded or registered, if applicable, any other certificate, agreement, statement, instrument or other document and take any other action that from time to time may be necessary or desirable, or that Lender may reasonably request, in order to create, grant, convey, confirm, preserve, validate or better assure to Lender the rights intended to be granted, now or in the future, to Lender under this Agreement and the other Loan Documents.

                                    ARTICLE V

                                     DEFAULT

     The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term "Event of Default" means, whenever it is used in this Agreement, any one or more of the following events:

     SECTION 5.1. Payment of Obligations. If any of the Obligations are not paid as and when due and payable in accordance with the provisions of this Agreement, the Note, and/or any of the other Loan Documents after giving effect to any applicable grace or cure periods, if any;

     SECTION 5.2. Perform, etc. Other Provisions of This Agreement and other Loan Documents. The failure of Guarantor to perform, observe or comply with any of the provisions of this Agreement not otherwise covered by other subsections of this Section 5 or any of the other Loan Documents, and such failure is not cured to the satisfaction of Lender within a period of thirty (30) days after the date of written notice thereof by Lender to Guarantor (or, whenever such a failure is such that it cannot be cured within thirty (30) days after Guarantor is given notice thereof, then within sixty (60) days from the date after Guarantor is given notice thereof if, in the sole but reasonable discretion of Lender, Guarantor is taking appropriate corrective action to cure the failure and such failure will not impair the ability of Guarantor to perform its obligations under this Agreement and the other Loan Documents or otherwise adversely affects Lender's security in or right to the Collateral).

     SECTION 5.3. Performance of Provisions of the other Loan Documents. If an Event of Default (as defined in the Deed of Trust) occurs, or subject to applicable notice and cure periods provided therein, if Borrower or Guarantor, as applicable, fails to perform, observe, or comply with any of the provisions of the Note or any of the other Loan Documents.

     SECTION 5.4. Representations and Warranties. If any representation or warranty contained herein or any statement or representation made in any certificate or other information at any time given by or on behalf of Guarantor or Borrower or furnished in connection with this Agreement or any of the other Loan Documents shall prove to be false or incorrect in any material respect on the date as of which made;

     SECTION 5.5. Liquidation, Termination, Dissolution, etc. If Guarantor, SGRV, ARV PIII or Borrower shall liquidate, dissolve or terminate its existence, or if, without the prior written consent of Lender, any change occurs in the ownership or control of Guarantor, Borrower, SGRV or ARV PIII;

     SECTION 5.6. Inability to Pay Debts. If Guarantor, Borrower, SGRV or ARV PIII admits in writing or in sworn testimony the inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

     SECTION 5.7. Bankruptcy. If proceedings in bankruptcy, or for reorganization of Guarantor, Borrower, SGRV or ARV PIII, or for the readjustment of any debts of Guarantor, Borrower, SGRV or ARV PIII, under the Bankruptcy Code, as amended, or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by Guarantor, Borrower, SGRV or ARV PIII (provided, however, that with respect to any such proceedings not instituted by Guarantor, Borrower, SGRV or ARV PIII, such proceedings will not be an Event of Default if discharged within ninety (90) days of their commencement);

     SECTION 5.8. Receiver. A receiver or trustee shall be appointed for Guarantor, Borrower, SGRV or ARV PIII or for any substantial part of the assets of Guarantor, Borrower, SGRV or ARV PIII, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Guarantor, Borrower, SGRV or ARV PIII (provided, however, that with respect to any such appointments not requested or instituted by Guarantor, Borrower, SGRV or ARV PIII, such appointment or proceedings will not be an Event of Default if such receiver or trustee is discharged within ninety (90) days of his or her appointment and/or such proceedings are discharged within ninety (90) days of their commencement).

                                   ARTICLE VI

                               RIGHTS AND REMEDIES

     SECTION 6.1. Rights and Remedies. Upon the occurrence of an Event of Default under the provisions of this Agreement, an amount equal to the lesser of
(i) total of the Obligations then outstanding (whether matured or unmatured and regardless of whether any portion of such Obligations are then due and payable by Borrower), or (ii) $1,000,000 (absent fraud or willful misconduct, in which event the total amount of the Obligations then outstanding as set forth in clause (i) above), shall immediately and automatically be due and payable by Guarantor to Lender, without further action by, or notice of any kind from, Lender unless expressly provided for herein, and Lender may at any time and from time to time thereafter exercise any powers, rights and remedies available to Lender under the provisions of this Agreement, the other Loan Documents and applicable laws to liquidate the Collateral, all such powers, rights and remedies being cumulative and enforceable alternatively, successively or concurrently. Each and every Event of Default hereunder shall give rise to a separate cause of action hereunder, and separate actions may be brought hereunder as each cause of action arises.

     SECTION 6.2. Application. The proceeds of any payment for the payment of all or any part of the Obligations coming into Lender's possession may be held, segregated, or applied by Lender to any of the Obligations, whether matured or unmatured, in such order and manner as Lender may determine in its sole discretion.

     SECTION 6.3. No Waiver, etc. No failure or delay by Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Loan Documents, Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount. The payment by Guarantor, or any other Person and the acceptance by Lender or any other amount due and payable under the provisions of this Agreement or the other Loan Documents at any time during which a default or Event of Default exists shall not in any way or manner be construed as a waiver of such default or Event of Default by Lender or preclude Lender from exercising any right of power or remedy consequent upon such default or Event of Default.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.1. Course of Dealing; Amendment. No course of dealing between Lender and Guarantor shall be effective to amend, modify or change any provision of this Agreement or the other Loan Documents. Lender shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Loan Documents or as having in any way or manner modified or waived the same. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by Lender and Guarantor.

     SECTION 7.2. Waiver of Default. Lender may, at any time and from time to time, execute and deliver to Guarantor a written instrument waiving, on such terms and conditions as Lender may specify in such written instrument, any of the requirements of this Agreement or any Event of Default or default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, Guarantor and Lender shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.3. Guaranty Absolute. All rights and remedies of Lender hereunder and under applicable laws, the guaranty and all agreements and obligations of Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, impaired or affected by (a) any lack of validity or enforceability of the Note, or any of the other Loan Documents, (b) any change in the amount of any or all of the Obligations or any change in the time, manner or place of payment of any or all of the Obligations or any change of any other provision or term of any or all of the Obligations, (c) any amendment to, or modification or waiver of, consent to, or departure from, any of the provisions of any of the Loan Documents, (d) any exchange, substitution, release, addition or non-perfection of any collateral and security for any of the Obligations, (e) the release of, in whole or in part, any Person, including, without limitation, Borrower or Guarantor, obligated or liable for the payment of all or any part of the Obligations or any attempt, pursuit, enforcement or exhaustion of any rights or remedies Lender may have against any such Person or against any collateral and security for any or all of the Obligations, (f) the failure, omission, lack of diligence or delay by Lender to exercise or enforce any rights and remedies it may have under any of the Loan Documents or applicable laws, and (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of Guarantor or of the Collateral.

     SECTION 7.4. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of telegraphic notice, when delivered to the telegraphic company and when properly transmitted, addressed as provided under the Deed of Trust (the address of the Guarantor shall for all notice purposes be the same as the Borrower's address set forth in the Deed of Trust).

     SECTION 7.5. Enforcement Costs. Guarantor shall pay to Lender upon demand all Enforcement Costs. Enforcement Costs shall be included in the Obligations secured hereby.

     SECTION 7.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible, (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) the parties hereto shall endeavor, in good faith, negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

     SECTION 7.7. Assignment. Lender may, without prior notice to, or consent of, Guarantor, sell, assign or transfer to any Person or Persons all or any part of the Obligations, and in the event of any such assignment and rights and remedies of Lender hereunder shall extend to, and vest in, any such assignee or assignees who shall have the right to enforce the provisions of this Agreement as fully as Lender, provided that Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of the Obligations that it has not sold, assigned or transferred. Guarantor will fully cooperate with Lender in connection with any such assignment and will execute and deliver such consents and acceptances to any such assignment and amendments to this Agreement in order to effect any such assignment (including, without limitation, the appointment of Lender as agent for itself and all assignees).

     SECTION 7.8. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Loan Documents.

     SECTION 7.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Guarantor and Lender and their respective personal representatives, successors and assigns, except that Guarantor shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of Lender.

     SECTION 7.10. Continuing Agreement. This Agreement shall be continuing and binding on Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred. This Agreement shall terminate when all of the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding.

     SECTION 7.11. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of California, both in interpretation and performance.

     SECTION 7.12. Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement."

     SECTION 7.13. Headings. Article, Section, paragraph, and clause headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 7.14. Jurisdiction and Venue. Guarantor agrees that any controversy arising under or in relation to this Agreement shall be litigated exclusively in Ventura County, California (the "the Jurisdiction"). The state and federal courts and authorities with jurisdiction in the Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement, the Note or any other Loan Document. Guarantor irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise.

     SECTION 7.15. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Agreement under its seal as of the day and year first written above.

ATTEST:                                    ARV ASSISTED LIVING, INC.,
                                           a Delaware corporation

_____________________                      By: /s/ Abdo H. Khoury
(SEAL)                                        -------------------------------
                                           Name:   Abdo H. Khoury
                                           Title:  President